Exhibit 99.1

Hercules Capital Completes Two Institutional Debt Financings, Raising a Total of $200.0 Million to Support Continued Growth

PALO ALTO, Calif., June 23, 2022 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”) today announced that it has closed two new debt financings raising a total of $200.0 million. Hercules Capital Funding Trust 2022-1, a newly-formed wholly owned, indirect subsidiary of Hercules, has issued $150.0 million of class A notes (the “Class A Notes”) and Hercules has closed a private institutional offering in aggregate principal amount of $50.0 million notes due June 2025 (the “June Notes”).

The Class A Notes bear interest at a fixed rate of 4.95%. The Class A Notes have a stated maturity date of July 20, 2031, and an expected weighted average life of 3.1 years. Guggenheim Securities, LLC acted as arranger of the Class A Notes and Hercules is the sponsor, originator and servicer for the transaction.

The June Notes are unsecured and bear an interest rate of 6.00% per year, payable semi-annually and will mature on June 23, 2025, and may be redeemed in whole or in part at any time or from time to time at the Company’s option at any time plus a premium, if applicable. The June Notes were initially assigned a BBB+ rating by Kroll Bond Rating Agency. Goldman Sachs & Co. LLC was the sole placement agent of this offering.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $14.0 billion to over 570 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules, through its wholly owned subsidiary, Hercules Adviser LLC (“Hercules Adviser”), also maintains an asset management business through which it manages investments for external parties (“Adviser Funds”). Hercules Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof. There is no assurance that the offering of the June Notes will close in June 2020 or at all. Actual events, including the issuance of the June Notes and the use of proceeds from the offering of the February Notes and the June Notes may differ from those described herein. These forward-looking statements are not guarantees of future events and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com